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                                                                   EXHIBIT 10.76

                                   AMENDMENT


          This Amendment, dated as of January 1, 1996 to Employment Agreement dated as of May 2, 1995 between Brown & Sharpe Manufacturing Company (the "Company"), a Delaware corporation with its principal of business at 200 Frenchtown Road, North Kingstown, RI 02852 and Frank T. Curtin of 56 Main Street, Wickford, RI 02852 (the "Executive").

          WHEREAS, the parties wish to amend the Employment Agreement in two respects.

          NOW THEREFORE, in consideration of the these premises and the mutual promises, terms, provisions and conditions set forth below, the parties agree to the following amendments:

          1. Section 4a (Base Salary) shall be amended by replacing Three Hundred Thousand Dollars ($300,000) per annum with Three Hundred Fifteen Thousand Dollars ($315,000) per annum, effective January 1, 1996.

          2. Section 4b (Annual Incentive Award) is hereby amended to read as follows, effective for the 1996 fiscal year:

          "Executive shall be entitled to an annual incentive award ("Incentive Award") payable in cash by February 28 of the following year in an amount not to exceed the maximum amount permitted under the Company's Profit Incentive Plan, with all or a portion thereof to be "earned-out" and subject to achievement of objectives determined by the Salary Committee of the Board. The annual objectives shall have been previously established for each fiscal year, commencing with the 1996 fiscal year, by the Salary Committee after consultation with the Executive as to the establishment of such objectives (the "Incentive Award Objectives")."

          3. Except as expressly amended above, the Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment has been executed by the Company by its duly authorized officer and by the Executive as of the day first above written.

EXECUTIVE                  BROWN & SHARPE MANUFACTURING COMPANY



_______________________    By:   ___________________________________________
Frank T. Curtin